UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2011, Wonder Auto Technology, Inc. (the “Company”) received a Nasdaq Staff Determination letter (the “Nasdaq Letter”) indicating that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Form 10-Q for the period ended March 31, 2011, and because, as previously announced, the Company has not filed its Form 10-K for the fiscal year ended December 31, 2010.

As previously reported by the Company in its Form 12b-25 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 12, 2011, the filing of the Company’s Form 10-Q has been delayed as a result of the pending restatement of its financial statements for fiscal years 2008, 2009 and 2010, and for the quarters ended March 31, June 30 and September 30, 2009 and 2010, and the pending investigation by the Company’s Audit Committee, which has resulted in the Company failing to timely file its Form 10-K for the fiscal year ended December 31, 2010.

Pursuant to the Nasdaq Letter, the Company has until May 23, 2011 to submit a plan to regain compliance with respect to these delinquent reports.  If Nasdaq accepts the Company’s plan to regain compliance, it may grant an exception of up to 180 calendar days from the due date of the Company’s Form 10-K, or September 12, 2011.  As previously reported, the Company remains committed to filing its Form 10-K at the earliest possible time.

The Company issued a press release on May 20, 2011, disclosing receipt of the Nasdaq Letter and providing an update regarding the status of the restatement and investigation.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Wonder Auto Technology, Inc. issued on May 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: May 20, 2011

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Wonder Auto Technology, Inc. issued on May 20, 2011.